Exhibit 99.1

NEWS RELEASE	Contacts:	Todd Hornbeck, CEO
11-015		Jim Harp, CFO
Hornbeck Offshore Services
(985) 727-6802

For Immediate Release		Ken Dennard, Managing Partner
DRG&L / (713) 529-6600

HORNBECK OFFSHORE ANNOUNCES

SHIPYARD CONTRACTS FOR OSV NEWBUILD PROGRAM #5

November 17, 2011 — Covington, Louisiana — Hornbeck Offshore Services, Inc. (NYSE:HOS) announced today the execution of definitive contracts for the construction of sixteen high-specification offshore supply vessels (“OSV”), in connection with its latest newbuild construction program announced on November 7, 2011. This is the Company’s eighth newbuild vessel program since its inception in 1997, and its fifth newbuild program involving state-of-the-art, technologically advanced new generation OSVs.

The Company has separately contracted with VT Halter Marine, Inc. of Pascagoula, Mississippi and with Eastern Shipbuilding Group, Inc. of Panama City, Florida for the construction at each yard of eight 300 class vessels with options to build additional such vessels should future market conditions warrant. The Company’s first decision with respect to the exercise of options will need to be made in September 2012. Delivery dates for option vessels will be approximately 26 months following the option exercise. The aggregate cost of the first sixteen vessels under this program is expected to be approximately $720 million, excluding construction period interest. Construction costs will be funded with cash on-hand (including the net proceeds of the Company’s recently completed equity offering), projected free cash flow from operations and, if necessary, available capacity under the Company’s currently undrawn and recently expanded $300 million revolving credit facility.

VT Halter Marine will construct eight vessels based on the Super 320 design that it developed for Hornbeck Offshore. These DP-2 OSVs are designed to have 6,200 long tons of deadweight capacity, approximately 20,900 bbls of liquid mud carrying capability, 11,863 sq. ft. of deck area and a fire-fighting class notation. The Super 320 design is based on a larger version of the HOS Coral, an existing 290 class DP-2 OSV which the Company has successfully

103 Northpark Boulevard, Suite 300	Phone: (985) 727-2000
Covington,Louisiana 70433	Fax: (985) 727-2006

operated since her delivery in early 2009. The Super 320 design has been developed with particular attention to the most stringent regulations for environmental stewardship, including a double-hull that eliminates any fuel storage adjacent to the sideshell, and propulsion machinery that meets the requirements of EPA Tier 3 for stack emissions.

The eight OSVs to be constructed by Eastern Shipbuilding Group will be DP-2 classed and consist of four vessels based on the STX Marine SV 300 design and four vessels based on the STX Marine SV 310 design. Features of the STX design include over 20,000 bbls of liquid mud carrying capacity and a fire-fighting class notation. In addition, the SV 300 design calls for 5,500 long tons of deadweight capacity and 10,976 sq. ft. of deck space, while the SV 310 design calls for 6,144 long tons of deadweight capacity and 11,536 sq. ft. of deck space. The STX designs meet the same environmental standards mentioned above for the Super 320 design and will also carry the ENVIRO class notation by the American Bureau of Shipping.

Based on the schedule of projected vessel in-service dates below, the Company expects to own and operate 56 and 67 new generation OSVs as of December 31, 2013 and 2014, respectively. These vessel additions result in a projected average new generation OSV fleet complement of 52.2 and 62.8 vessels for the fiscal years 2013 and 2014, respectively. Inclusive of the vessel deliveries referred to below, the aggregate cost of the Company’s fifth OSV newbuild program is expected to be approximately $720 million, of which $44 million, $227 million, $348 million and $101 million is expected to be incurred in 2011, 2012, 2013 and 2014, respectively. The first sixteen OSVs under this newbuild program are expected to be placed in service in accordance with the schedule shown in the table below:

	2Q2013E	3Q2013	4Q2013	1Q2014	2Q2014	3Q2014	4Q2014
Estimated In-Service Dates:
300 design	1	1	1	1	—	—	—
310 design	—	—	—	1	1	1	1
320 design	—	—	2	2	3	1	—

	1	1	3	4	4	2	1

All of the above capital costs, anticipated periods of their incurrence and delivery date estimates for the contracted newbuild program are based on the latest available information and are subject to change. All of the figures set forth above represent expected cash outlays and do not include the allocation of construction period interest.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and Latin America, and is a leading short-haul transporter of petroleum products through its coastwise fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and the U.S. Gulf of Mexico. Hornbeck Offshore currently owns a fleet of 80 vessels primarily serving the energy industry.

Forward-Looking Statements

This Press Release contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which the Company discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “remain,” “should,” or “will,” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this Press Release for a variety of reasons, including, without limitation the Company’s inability to successfully or timely complete OSV Newbuild Program #5 which involves the construction and integration of highly complex vessels and systems; the Company’s inability to refinance long-term debt obligations that mature or otherwise may require repayment; the inability to attract and retain qualified personnel; regulatory risks; the repeal or administrative weakening of the Jones Act, including any changes in the interpretation of the Jones Act related to the U.S. citizenship qualification; and fluctuations in foreign currency valuations compared to the U.S. dollar. The newbuild program could be negatively impacted by unexpected delays in receipt or restricted availability of raw materials, including steel, essential components such as engines, thrusters, etc., or work stoppages or strikes at shipyards. In addition, the Company’s newbuild program may be impacted by adverse economic conditions, such as inflation, deflation, or lack of liquidity in the capital markets, that may negatively affect it or parties with whom it does business. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts the Company, or should the Company’s underlying assumptions prove incorrect, the timing and success of the Company’s newbuild program may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q as well as other filings the Company has made and will make with the Securities and Exchange Commission which, after their filings, can be found on the Company’s website http://www.hornbeckoffshore.com.

###